EXHIBIT 10.1
AMENDMENT NO. 3
TO THE
FIRST INDUSTRIAL REALTY TRUST, INC.
2001 STOCK INCENTIVE PLAN
          AMENDMENT NO. 3 (the “Third Amendment”), to the First Industrial Realty Trust, Inc. 2001 Stock Incentive Plan (the “Plan”) established and maintained by First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”). Capitalized terms used herein and not defined shall have the meanings set forth in the Plan.
          WHEREAS, Section 13 of the Plan reserves to the Board the right to amend the Plan at any time;
          WHEREAS, the Board desires to amend the Plan to permit the Company to grant Awards of Restricted Stock Units and to comply with the provisions of Internal Revenue Code Section 409A, and the guidance thereunder, as may be applicable to the Plan;
          WHEREAS, the Plan currently contemplates the issuance of certificates to represent awarded shares;
          WHEREAS, the Company’s common stock is listed on the New York Stock Exchange (“NYSE”);
          WHEREAS, the NYSE has required that all listed securities be eligible for the Direct Registration System (“DRS”) by March 31, 2008, and DRS is intended to facilitate the issuance, ownership and transfer of the Company’s common stock in uncertificated form; and
          WHEREAS, the Board also desires to amend the Plan to permit the issuance of awarded shares in uncertificated form.
          NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended by this Third Amendment as follows:
SECTION 1. Amendments to Plan.
          1. The definition of “Award” or “Awards” is hereby amended by adding the term “Restricted Stock Units Awards,” immediately following the term “Restricted Stock Awards.”
          2. The definition of “Dividend Equivalent” is hereby amended in its entirety to read:
“ “Dividend Equivalent” means a right, granted under Section 9, to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock or the excess of dividends paid over a specified rate of return, provided that any Dividend Equivalents granted in connection with Restricted Stock Units shall, unless otherwise provided in the Award agreement, entitle the participant to receive a payment of additional Restricted Stock Units equal in value to such Dividend Equivalents paid with respect to the Restricted Stock Units. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.”
          3. The definition of “Restricted Stock Award” is hereby amended by replacing the reference “Section 6” with the reference “Section 6(a)(i)”.
          4. The following definition of “Restricted Stock Units Award” is hereby added:
“Restricted Stock Units Award” means Awards granted pursuant to Section 6(a)(ii).”
          5. Section 2(b)(ii) and Section 15(b) are both hereby amended by adding the term “Restricted Stock Units,” immediately following the term “Restricted Stock.”
          6. Section 2(b) is hereby amended by adding at the end of the existing Section 2(b) as a part thereof the following new clause (ix):
“(ix) grant Awards, in its sole discretion, to employees and Directors of the Company and its Affiliates who are residing in jurisdictions outside of the United States. For purposes of the foregoing, the Committee may, in its sole discretion, vary the terms of the Plan in order to conform any Awards to the legal and tax requirements of each non-U.S. jurisdiction where such individual resides or any such non-U.S. jurisdiction which would apply its laws to such Award. The Committee may, in its sole discretion, establish one or more sub-plans of the Plan and/or may establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, any terms contained herein which are subject to variation in a non-U.S. jurisdiction and any administrative rules and procedures established for a non-U.S. jurisdiction shall be reflected in a written addendum to the Plan. To the extent permitted under applicable law, the Committee may delegate its authority and responsibilities under this Section 2(b)(ix) of the Plan to any one or more officers of the Company or an Affiliate.”
          7. Section 3(a) is hereby amended by adding the term “Restricted Stock Units Awards,” immediately following the term “Restricted Stock Awards” in each place it is used.
          8. The second sentence of Section 5(i) is replaced with the following:

“Unless specifically designated in writing by the Committee, any Stock Option granted under the Plan shall be designed to be exempt from Section 409A of the Code. For any Stock Option that is intended to be exempt from Section 409A of the Code and/or is intended to be an Incentive Stock Option, the per share exercise price of a Stock Option shall not be less than 100% of the Fair Market Value on the date of grant unless otherwise permitted pursuant to Sections 409A and 422 of the Code.”
          9. Section 5(iv) is hereby amended by deleting the words “certificates representing” in the final paragraph thereof.
          10. Section 6 is hereby amended in its entirety to read:
          “Section 6. Restricted Stock Awards and Restricted Stock Unit Awards.
(a)	Nature of Awards. The Committee may grant Restricted Stock Awards or Restricted Stock Unit Awards to Directors and employees of the Company or any Affiliate.
(i) Restricted Stock Award. A Restricted Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing service and/or achievement of pre-established performance goals and objectives. In addition, a Restricted Stock Award may be granted to a Director or employee by the Committee in lieu of any compensation due to such Director or employee.
(ii) Restricted Stock Unit Award. A Restricted Stock Unit Award is an Award evidencing the right of the recipient to receive an equivalent number of shares of Stock on a specific date or upon the attainment of pre-established performance goals, objectives, and other conditions as specified by the Committee, with the units being subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock Units”). Conditions may be based on continuing service and/or achievement of pre-established performance goals and objectives. In addition, a Restricted Stock Unit Award may be granted to a Director or employee by the Committee in lieu of any compensation due to such Director or employee.
(b)	Acceptance of Award. A participant who is granted a Restricted Stock Award or a Restricted Stock Unit Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Stock or the Restricted Stock Units in such form as the Committee shall determine.

(c)	Rights as a Shareholder. Upon complying with Section 6(b) above:
(i) With respect to Restricted Stock, a participant shall have all the rights of a shareholder including voting and dividend rights, subject to transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, if certificates are issued to evidence shares of Restricted Stock, such certificates shall remain in the possession of the Company until such shares are vested as provided in Sections 6(e) and 6(e)(i) below; and
(ii) With respect to Restricted Stock Units, a participant shall have no voting rights or dividend rights prior to the time shares of Stock are received in settlement of such Restricted Stock Units. Unless otherwise provided by the Committee and reflected in the Award agreement, a participant shall have the right to receive additional Restricted Stock Units equal in value to any cash dividends and property dividends paid with respect to the Restricted Stock Units, subject to the same terms and conditions as contained in the written instrument evidencing the Restricted Stock Units Award.
(d)	Restrictions. Restricted Stock Units and shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein.

(e)
Vesting of Restricted Stock and Restricted Stock Units. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Restricted Stock Units and the Company’s right of repurchase or forfeiture shall lapse.

(i) Vesting of Restricted Stock. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares of Restricted Stock on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.”
(ii) Vesting of Restricted Stock Units. Upon such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the Restricted Stock Units on which all restrictions have lapsed shall no longer be Restricted Stock Units and shall be deemed “vested”, and, unless otherwise provided by the Committee and reflected in the Award agreement, the participant shall be entitled to shares of Stock equal to the number of vested Restricted Stock Units. Unless otherwise provided by the Committee and reflected in the Award agreement, the newly acquired shares of Stock shall be acquired by the participant free and clear of any restrictions except such imposed under applicable law, if any.
(f)	Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award or the Restricted Stock Unit Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock or the Restricted Stock Units; provided, any such deferral may be permitted only to the extent that such deferral would satisfy the requirements of Section 409A of the Code and any guidance issued thereunder.”
          11. Section 7(c) is hereby amended by deleting the existing phrase “a stock certificate evidencing the acquisition of” from the second sentence thereof.
          12. Section 9 is hereby amended by adding at the end of the existing Section 9 as a part thereof the following two new sentences:
“Any grant of Dividend Equivalents made to a participant hereunder shall be permitted only to the extent that such grant would satisfy the requirements of Section 409A of the Code and any guidance issued thereunder. To the extent that a grant of Dividend Equivalents would be deemed, under Section 409A of the Code and any guidance issued thereunder, to reduce the exercise price of an Option or SAR below the Fair Market Value (determined as of the date of grant) of the share of Stock underlying such Award, no grant of Dividend Equivalents shall be allowed with respect to such Option or SAR.”

          13. Section 10 is hereby amended by replacing in the first sentence the phrase “Performance Share Award or Restricted Stock Award” with the phrase “Performance Share Award, Restricted Stock Award, or Restricted Stock Unit Award.”
          14. Section 10(a) is hereby amended by adding at the end of the existing Section 10(a) as a part thereof the following new sentence:
“Any Performance Award granted under the Plan shall be settled as soon as administratively practicable following the date on which such Award vests, but in no event later than sixty (60) days after the date on which such Performance Award vests.”

          15. Section 10(d) is hereby amended by adding following the existing first sentence thereof as a part thereof the following new sentence:
“Any Performance Award granted under the Plan shall be settled as soon as administratively practicable following the date on which such Award vests, but in no event later than sixty (60) days after the date on which such Performance Award vests.”
          16. The following provision is hereby added to the end of Section 13 of the Plan:
“It is the intention of the Company that this Plan and any Awards made hereunder satisfy the requirements of Section 409A of the Code and any guidance issued thereunder. If any award would be considered “deferred compensation” as defined under Section 409A of the Code (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Section 409A of the Code. Any amendment by the Committee to the Plan or an Award agreement pursuant to this section shall maintain, to the extent practicable and permissible, the original intent of the applicable provision without violating Section 409A of the Code. A Participant’s acceptance of any award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Section 409A of the Code.”
          17. Section 15(b) is hereby amended by adding the term “Restricted Stock Units,” immediately following the term “Restricted Stock.”
          18. The following provision is hereby added to the end of Section 15 of the Plan:
“In the event that any award under the Plan constitutes Deferred Compensation, and the settlement of, or distribution of benefits under such award is to be triggered by a Change of Control, then such settlement or distribution shall be subject to the event constituting the Change of Control also constituting a change in the ownership or effective control or change in ownership of a substantial portion of assets of a corporation as permitted under Section 409A of the Code and any guidance issued thereunder.”

          19. Section 16(a) is hereby amended by replacing the final sentence of such section with the sentence, “The Company may, as it deems appropriate: (i) require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards, (ii) make a notation within any electronic recordation system for ownership of shares, or (iii) utilize other reasonable means to evidence such shares have not been registered under the Securities Act of 1933.”
          20. Section 16(b) is hereby amended by inserting at the beginning of the first sentence of such section the phrase, “If stock certificates are issued to evidence shares awarded under this Plan,”.
SECTION 2. Effective Date of the Amendment; Ratification and Confirmation.
     This Amendment shall become effective upon approval by the Board of Directors of the Company. In all other respects, the Plan is hereby ratified and confirmed.
SECTION 3. Governing Law.
     THIS AMENDMENT SHALL BE GOVERNED BY NEW YORK LAW WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF, EXCEPT TO THE EXTENT SUCH LAW IS PREEMPTED BY FEDERAL LAW.